Exhibit 10.16
THE WELLA COMPANY
2026 OMNIBUS INCENTIVE PLAN
Section 1.Purpose. The purpose of The Wella Company 2026 Omnibus Incentive Plan is to provide a means (i) through which the Company and the other members of the Company Group may attract and retain key personnel and (ii) whereby directors, officers, employees, consultants, and advisors of the Company and the other members of the Company Group can be granted an equity interest in the Company, or be paid incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company Group and aligning their interests with those of the Company’s stockholders.
Section 2.Definitions. The following definitions shall be applicable throughout the Plan.
(a)“Adjustment Event” has the meaning given to such term in Section 10(a) of the Plan.
(b)“Affiliate” means any Person that directly or indirectly controls, is controlled by, or is under common control with the Company. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract, or otherwise.
(c)“Applicable Law” means each applicable law, rule, regulation, and requirement, including, but not limited to, each applicable U.S. federal, state, or local law, any rule or regulation of the applicable securities exchange or inter-dealer quotation system on which the securities of the Company may be listed or quoted and each applicable law, rule, or regulation of any other country or jurisdiction where Awards are granted under the Plan or Participants reside or provide services, as each such law, rule, and regulation shall be in effect from time to time.
(d)“Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, or Other Equity-Based Award granted under the Plan.
(e)“Award Agreement” means the document or documents by which each Award is evidenced, which may be in written or electronic form.
(f)“Board” means the Board of Directors of the Company.
(g)“Cause” means, as to any Participant, unless the applicable Award Agreement states otherwise, (i) “Cause,” as defined in any employment, severance, consulting, or other similar agreement between the Participant and the Service Recipient in effect at the time of such Termination or (ii) in the absence of any such employment, severance, consulting, or other similar agreement (or the absence of any definition of “Cause” contained therein), the

Participant’s (A) willful neglect in the performance of the Participant’s duties for the Service Recipient or willful or repeated failure or refusal to perform such duties; (B) engagement in conduct in connection with the Participant’s employment or service with the Service Recipient, which results in, or could reasonably be expected to result in, material harm to the business or reputation of the Service Recipient or any other member of the Company Group; (C) conviction of, or plea of guilty or no contest to, (I) any felony (or similar crime in any non-U.S. jurisdiction for Participants outside the U.S.) or (II) any other crime that results in, or could reasonably be expected to result in, material harm to the business or reputation of the Service Recipient or any other member of the Company Group; (D) material violation of the written policies of the Service Recipient, including, but not limited to, those relating to sexual harassment, or those set forth in the manuals or statements of policy of the Service Recipient; (E) fraud, misappropriation, or embezzlement related to the Service Recipient or any other member of the Company Group; (F) act of personal dishonesty that involves personal profit in connection with the Participant’s employment or service to the Service Recipient; or (G) engagement in any Detrimental Activity; provided, in any case, that a Participant’s resignation after an event that would be grounds for a Termination for Cause will be treated as a Termination for Cause hereunder.
(h)“Change in Control” means:
(i)the acquisition (whether by purchase, merger, consolidation, combination, or other similar transaction) by any Person, other than a Permitted Holder, of Equity Interests of the Company representing more than fifty percent (50%) (on a fully diluted basis) of either (A) the Outstanding Common Stock or (B) the Outstanding Company Voting Securities; provided, however, that for purposes of the Plan, the following acquisitions shall not constitute a Change in Control: (I) any acquisition by the Company or any Affiliate; (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Affiliate; or (III) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of Persons including the Participant (or any entity controlled by the Participant or any group of Persons including the Participant);
(ii)the consummation of a reorganization, recapitalization, merger, consolidation, or similar corporate transaction involving the Company that requires the approval of the Company’s stockholders (a “Business Combination”), unless immediately following such Business Combination: more than fifty percent (50%) of the total voting power of (A) the entity resulting from such Business Combination (the “Surviving Company”) or (B) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the board of directors (or the analogous governing body) of the Surviving Company, is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination); or

(iii)the sale, transfer, or other disposition of all or substantially all of the assets of the Company Group (taken as a whole) to any Person that is not an Affiliate of the Company, other than a Permitted Holder.
Notwithstanding the preceding or any provision of Rule 13d-3 of the Exchange Act, (i) a Person shall not be deemed to beneficially own any stock (x) to be acquired by such Person pursuant to an equity or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of such stock in connection with the transactions contemplated by such agreement or (y) solely as a result of a veto or approval rights in any joint venture agreement, shareholder agreement, investor rights agreement or similar agreement, (ii) a Person will not be deemed to beneficially own stock of another Person as a result of its ownership of equity interests or other securities of such other Person’s parent entity (or related contractual rights) unless it owns 50% or more of the total voting power of the voting stock of such parent entity, (iii) the right to acquire stock (so long as such Person does not have the right to direct the voting of such stock subject to such right) or any veto power in connection with the acquisition or disposition of any stock will not cause a party to be a beneficial owner of such stock and (iv) if any group includes one or more Permitted Holders, the issued and outstanding Equity Interests of the Company, directly or indirectly owned by the Permitted Holders that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group.
Notwithstanding the foregoing, to the extent that any Award constitutes “deferred compensation” within the meaning of Section 409A of the Code, no Change in Control shall be deemed to have occurred for purposes of accelerating the settlement or payment of any such Award unless the event giving rise to the Change in Control also constitutes a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code.
(i)“Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations, or guidance.
(j)“Committee” means the People, Culture and Compensation Committee of the Board or any properly delegated subcommittee thereof or, if no such People, Culture and Compensation Committee or subcommittee thereof exists, the Board.
(k)“Common Stock” means the common stock of the Company, par value $0.01 per share (and any stock or other securities into which such Common Stock may be converted or into which it may be exchanged).
(l)“Company” means The Wella Company, a Delaware corporation, and any successor thereto.
(m)“Company Group” means, collectively, the Company and its Subsidiaries.

(n)“Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.
(o)“Designated Foreign Subsidiaries” means all members of the Company Group that are organized under the laws of any jurisdiction other than the United States of America.
(p)“Detrimental Activity” means any of the following: (i) unauthorized disclosure or use of any confidential or proprietary information of any member of the Company Group; (ii) any activity that would be grounds to terminate the Participant’s employment or service with the Service Recipient for Cause; (iii) a breach by the Participant of any restrictive covenant by which such Participant is bound, including, without limitation, any covenant not to compete or not to solicit, in any agreement with any member of the Company Group; or (iv) the Participant’s fraud or conduct contributing to any financial restatements or irregularities, in each case, as determined by the Committee in its sole discretion.
(q)“Disability” means, as to any Participant, unless the applicable Award Agreement states otherwise, (i) “Disability,” as defined in any employment, severance, consulting, or other similar agreement between the Participant and the Service Recipient in effect at the time of Termination or (ii) in the absence of any such employment, severance, consulting, or other similar agreement (or the absence of any definition of “Disability” contained therein), the Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, within the meaning of Section 409A(a)(2)(C) of the Code. Any determination of whether Disability exists shall be made by the Company (or its designee) in its sole and absolute discretion.
(r)“Effective Date” means           , 2026.
(s)“Eligible Person” means: any (i) individual employed by any member of the Company Group; provided, however, that no such U.S. employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director of any member of the Company Group; or (iii) consultant or advisor to any member of the Company Group, or any other Person, in each case, who may be offered securities registrable pursuant to a registration statement on Form S-8 under the Securities Act (or, for consultants or advisors outside of the U.S., can be offered securities consistent with Applicable Law).
(t)“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.
(u)“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations, or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations, or guidance.
(v)“Exercise Price” has the meaning given to such term in Section 7(b) of the Plan.
(w)“Fair Market Value” means, as of any date, the fair market value of a share of Common Stock, as reasonably determined by the Company and consistently applied for purposes of the Plan, which may include, without limitation, the closing sales price on the trading day immediately prior to or on such date, or a trailing average of previous closing prices prior to such date.
(x)“GAAP” has the meaning given to such term in Section 7(d) of the Plan.
(y)“Grant Date Fair Market Value” means, as of a Date of Grant, (i) if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock reported on the primary exchange on which the Common Stock is listed and traded on such date, or, if there are no such sales on that date, then on the last preceding date on which such sales were reported; (ii) if the Common Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation system on a last-sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last-sale basis, the amount determined by the Committee in good faith to be the fair market value of the Common Stock; provided, however, as to any Awards granted on or with a Date of Grant of the date of the pricing of the Company’s initial public offering, “Grant Date Fair Market Value” shall be equal to the per share price at which the Common Stock is offered to the public in connection with such initial public offering.
(z)“Immediate Family Member” has the meaning given to such term in Section 12(b)(ii) of the Plan.
(aa)“Incentive Stock Option” means an Option which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.
(bb)“Indemnifiable Person” has the meaning given to such term in Section 4(e) of the Plan.
(cc)“Management Investors” means current and/or former directors, officers, partners, members, and employees of the Company, any parent entity thereof and/or any of their respective subsidiaries who are (directly or indirectly through one or more investment vehicles) holders of Equity Interests of the Company or any such parent entity or subsidiary on the Effective Date.
(dd)“Non-Employee Director” means a member of the Board who is not an employee of any member of the Company Group.

(ee)“Nonqualified Stock Option” means an Option which is not designated by the Committee as an Incentive Stock Option.
(ff)“Option” means an Award of Incentive Stock Options or Nonqualified Stock Options granted under Section 7 of the Plan.
(gg)“Option Period” has the meaning given to such term in Section 7(c)(ii) of the Plan.
(hh)“Other Equity-Based Award” means an Award that is not an Option, Restricted Stock, or Restricted Stock Unit, that is granted under Section 9 of the Plan and is (i) payable by delivery of Common Stock and/or (ii) measured by reference to the value of Common Stock.
(ii)“Outstanding Common Stock” means the then-outstanding shares of Common Stock, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, the exercise of any similar right to acquire such Common Stock, and the exercise or settlement of then-outstanding Awards (or similar awards under any prior equity incentive plans maintained by the Company).
(jj)“Outstanding Company Voting Securities” means the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors.
(kk)“Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and granted an Award pursuant to the Plan.
(ll)“Performance Conditions” means specific levels of performance of the Company (and/or one or more members of the Company Group, divisions or operational and/or business units, product lines, brands, business segments, administrative departments, or any combination of the foregoing), which may be determined in accordance with GAAP or on a non-GAAP basis, including, without limitation, the following measures: (i) net earnings, net income (before or after taxes), or consolidated net income; (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv) gross revenue or gross revenue growth, gross profit or gross profit growth; (v) net operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on investment, assets, capital, employed capital, invested capital, equity, or sales); (vii) cash flow measures (including, but not limited to, operating cash flow, free cash flow, or cash flow return on capital), which may be but are not required to be measured on a per share basis; (viii) actual or adjusted earnings before or after interest, taxes, depreciation, and/or amortization (including EBIT and EBITDA); (ix) gross or net operating margins; (x) productivity ratios; (xi) share price (including, but not limited to, growth measures and total stockholder return); (xii) expense targets or cost reduction goals, general and administrative expense savings; (xiii) operating efficiency; (xiv) objective measures of customer/client satisfaction; (xv) working capital targets; (xvi) measures of economic value added or other ‘value creation’ metrics; (xvii) enterprise value; (xviii) sales; (xix) stockholder return; (xx) customer/client retention; (xxi) competitive market metrics; (xxii) employee retention; (xxiii) objective measures of personal targets, goals, or completion of projects (including, but not limited to, succession and hiring projects, completion of specific acquisitions, dispositions, reorganizations, or other corporate transactions or capital-raising transactions, expansions of specific business operations, and meeting divisional or project budgets); (xxiv) comparisons of continuing operations to other operations; (xxv) market share; (xxvi) cost of capital, debt leverage, leverage ratio, net debt to EBITDA, year-end cash position, or book value; (xxvii) strategic or governance objectives or sustainability metrics (including, without limitation, environmental, social and governance matters); (xxviii) gross or net authorizations; (xxix) backlog; or (xxx) any combination of the foregoing. Any one or more of the aforementioned performance criteria may be stated as a percentage of another performance criteria, or used on an absolute or relative basis to measure the performance of one or more members of the Company Group as a whole or any divisions or operational and/or business units, product lines, brands, business segments, or administrative departments of the Company and/or one or more members of the Company Group or any combination thereof, as the Committee may deem appropriate, or any of the above performance criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Committee may, in its sole discretion, provide, whether in an Award Agreement or otherwise, that one or more adjustments shall be made to one or more Performance Conditions applicable to any Award. Such adjustments may include, without limitation, one or more of the following: (a) items related to a change in accounting principle; (b) items relating to financing activities; (c) expenses for restructuring or reorganization initiatives; (d) other non-operating items; (e) items related to acquisitions; (f) items attributable to the business operations of any entity acquired by the Company during the applicable performance period; (g) items related to the disposal of a business or segment of a business; (h) items related to discontinued operations that do not qualify as a segment of a business under GAAP; (i) items attributable to any share dividend, share split, combination or exchange of shares occurring during the applicable performance period; (j) any other items of significant income or expense which are determined to be appropriate adjustments; (k) items relating to any other unusual or nonrecurring events or changes in applicable law, accounting principles or business conditions; or (l) such other adjustments the Committee determines appropriate, in its sole discretion, taking into account such factors that the Committee deems relevant.
(mm)“Permitted Holder” means (i) the Sponsor, (ii) the Management Investors and their Permitted Transferees, (iii) any group of which the Persons described in clauses (i) and/or (ii) are members and any other member of such group; provided, that the Persons described in clauses (i) and (ii), without giving effect to the existence of such group or any other group, collectively own, directly or indirectly, 50% or more of the Equity Interests of the Company held by such group, and (iv) any employee benefit plan of the Company or its subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan.
(nn)“Permitted Transferees” means, with respect to any Person that is a natural person (and any Permitted Transferee of such Person), (i) such Person’s Immediate Family Members, including his or her spouse, ex-spouse, children, stepchildren and their respective lineal descendants, (ii) without duplication with any of the foregoing, such Person’s heirs, legatees, executors and/or administrators upon the death of such Person and any other Person who was an affiliate of such Person upon the death of such Person and who, upon such death, directly or indirectly owned Equity Interests of the Company, and (iii) any other Person to whom an Award is permitted to be transferred pursuant to Section 12(b)(ii) of the Plan.
(oo)“Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act as in effect on the Effective Date).
(pp)“Plan” means this The Wella Company 2026 Omnibus Incentive Plan, as it may be amended and/or restated from time to time.
(qq)“Plan Share Reserve” has the meaning given to such term in Section 6(a) of the Plan.
(rr)“Qualifying Director” means a Person who is, with respect to actions intended to obtain an exemption from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act, a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.
(ss)“Qualifying Retirement” means, solely for purposes of the Plan and any Award granted hereunder, a Participant’s Termination other than a Termination for Cause or under circumstances that would constitute Cause after satisfying the following requirements: (i) the Participant has attained age sixty (60); (ii) the Participant has completed at least five (5) years of continuous employment or service with the Company Group; (iii) at least twelve (12) months have elapsed since the applicable Date of Grant; and (iv) in the case of a voluntary Termination by Participant, the Participant has provided the Company with at least six (6) months’ prior written notice of the Participant’s intended retirement date; provided, that the Company determines, at the time of such Termination, that such Termination constitutes a Qualifying Retirement. Notwithstanding the foregoing, if, following the Qualifying Retirement of a Participant, the Participant breaches any restrictive covenant (including, without limitation, any non-competition, non-solicitation, non-disparagement or confidentiality obligation) set forth in any agreement between the Participant and any member of the Company Group, all unvested Awards held by the Participant shall be immediately forfeited, and the Company shall have the right to require the Participant to repay to the Company any gain realized from Awards that vested following the Qualifying Retirement.
(tt)“Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions, including vesting conditions.
(uu)“Restricted Stock” means Common Stock, subject to certain specified restrictions (which may include, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time) and/or other terms and conditions specified herein and in the applicable Award Agreement, granted under Section 8 of the Plan.
(vv)“Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities, or other property, subject to certain restrictions

(which may include, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time) and/or other terms and conditions specified herein and in the applicable Award Agreement, granted under Section 8 of the Plan.
(ww)“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations, or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations, or guidance.
(xx)“Service Recipient” means, with respect to a Participant holding a given Award, the member of the Company Group by which the original recipient of such Award is, or following a Termination was most recently, principally employed or to which such original recipient provides, or following a Termination was most recently providing, services, as applicable.
(yy)“SAR Base Price” means, as to any Stock Appreciation Right, the price per share of Common Stock designated as the base value above which appreciation in value is measured.
(zz)“Sponsor” means KKR & Co. Inc., its affiliates and any funds, partnerships, co-investment entities and other investment vehicles managed, advised or controlled thereby or by one or more directors thereof or under common control therewith (other than any portfolio company of any of the foregoing).
(aaa)“Stock Appreciation Right” or “SAR” means an Other Equity-Based Award designated in an applicable Award Agreement as a stock appreciation right.
(bbb)“Sub-Plans” means any sub-plan to the Plan that has been adopted by the Board or the Committee for the purpose of permitting or facilitating the offering of Awards to employees of certain Designated Foreign Subsidiaries or otherwise outside the jurisdiction of the United States of America, with each such Sub-Plan designed to comply with Applicable Law in such foreign jurisdictions. Although any Sub-Plan may be designated a separate and independent plan from the Plan in order to comply with Applicable Law, the Plan Share Reserve and the other limits specified in Section 6(a) of the Plan shall apply in the aggregate to the Plan and any Sub-Plan adopted hereunder.
(ccc)“Subsidiary” means, with respect to any specified Person:
(i)any corporation, association, or other business entity of which more than 50% of the total voting power of shares of such entity’s voting securities (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and

(ii)any partnership (or any comparable foreign entity) (A) the sole general partner (or functional equivalent thereof) or the managing general partner of which is such Person or Subsidiary of such Person or (B) the only general partners (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
(ddd)“Substitute Awards” has the meaning given to such term in Section 6(e) of the Plan.
(eee)“Termination” means the termination of a Participant’s employment or service, as applicable, with the Service Recipient for any reason (including death or Disability).
Section 3.Effective Date; Duration. The Plan shall be effective as of the Effective Date. The Plan will continue in effect until terminated under Section 11 of the Plan; provided, however, that such termination shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards. Notwithstanding the foregoing (a) no Incentive Stock Options may be granted after the tenth (10th) anniversary of the Effective Date (or the date of stockholder approval of the Plan, if earlier) and (b) Section 6(a) of the Plan relating to automatic increase in the Plan Share Reserve will no longer apply following the tenth (10th) anniversary of the Effective Date.
Section 4.Administration.
(a)General. The Committee shall administer the Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan), it is intended that each member of the Committee shall, at the time such member takes any action with respect to an Award under the Plan that is intended to qualify for the exemptions provided by Rule 16b-3 promulgated under the Exchange Act, be a Qualifying Director. However, the fact that a Committee member shall fail to qualify as a Qualifying Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.
(b)Committee Authority. Subject to the provisions of the Plan and Applicable Law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled in, or exercised for, cash, shares of Common Stock, other securities, other Awards, or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, shares of Common Stock, other securities, other Awards, or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in, and/

or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (ix) adopt Sub-Plans; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
(c)Delegation. Except to the extent prohibited by Applicable Law, the Committee may, in its sole discretion, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any Person or Persons selected by it, including, without limitation, the authority to make grants of Awards to Eligible Persons subject to such limitations or other terms and conditions as the Committee may determine in its discretion. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more senior officers of the Company, the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of, or which is allocated to, the Committee herein, and which may be so delegated in accordance with Applicable Law, except with respect to grants of Awards to Persons (i) who are Non-Employee Directors or (ii) who are subject to Section 16 of the Exchange Act.
(d)Finality of Decisions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan, any Award, or any Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including, without limitation, any member of the Company Group, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.
(e)Indemnification. No member of the Board or the Committee or any employee or agent of any member of the Company Group (each such Person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit, or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made with respect to the Plan or any Award hereunder and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit, or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined, as provided below, that the Indemnifiable Person is not entitled to be indemnified); provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit, or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts, omissions, or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by Applicable Law or by the organizational documents of any member of the Company Group. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under (i) the organizational documents of any member of the Company Group, (ii) pursuant to Applicable Law, (iii) an individual indemnification agreement or contract or otherwise, or (iv) any other power that the Company may have to indemnify such Indemnifiable Persons or hold such Indemnifiable Persons harmless.
(f)Board Authority. Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. Any such actions by the Board shall be subject to the applicable rules of the securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted. In any such case, the Board shall have all the authority granted to the Committee under the Plan.
Section 5.Grants of Awards; Eligibility. The Committee may, from time to time, grant Awards to one or more Eligible Persons. Participation in the Plan shall be limited to Eligible Persons.
Section 6.Shares Subject to the Plan; Limitations.
(a)Share Reserve. Subject to Section 10 of the Plan,            shares of Common Stock (the “Plan Share Reserve”) shall be available for Awards under the Plan. Each Award granted under the Plan will reduce the Plan Share Reserve by the number of shares of Common Stock underlying the Award. Notwithstanding the foregoing, the Plan Share Reserve shall be automatically increased on the first day of each fiscal year following the fiscal year in which the Effective Date falls by a number of shares of Common Stock equal to the lesser of (i) the positive difference, if any, between (A)           % of the Outstanding Common Stock on the last day of the immediately preceding fiscal year, minus (B) the Plan Share Reserve on the last day of the immediately preceding fiscal year and (ii) the number of shares of Common Stock as may be determined by the Board; provided, however, that such automatic share increase shall not apply following the tenth (10th) anniversary of the Effective Date.
(b)Additional Limits. Subject to Section 10 of the Plan, (i) no more than            shares of Common Stock may be issued in the aggregate pursuant to the exercise of Incentive Stock Options granted under the Plan and (ii) during a single fiscal year, the number of Awards eligible to be made to any Non-Employee Director, taken together with any cash fees paid to such Non-Employee Director during such fiscal year, shall not exceed a total value of $5,000,000 (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes); provided, that the Committee may make exceptions to the limit described in clause (ii) above for a non-executive chair of the Board or, in extraordinary circumstances, for other individual Non-Employee Directors, as the Committee may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation.
(c)Share Counting. Other than with respect to Substitute Awards, to the extent that an Award expires or is canceled, forfeited, or terminated without issuance to the Participant of the full number of shares of Common Stock to which the Award related, the unissued shares underlying such Award will be returned to the Plan Share Reserve and again be available for grant under the Plan. Shares of Common Stock shall not be deemed to have been issued in settlement of Awards if the Fair Market Value equivalent of such shares is paid in cash. Shares of Common Stock withheld in payment of the Exercise Price, SAR Base Price, or taxes relating to an Award, and shares equal to the number of shares of Common Stock surrendered in payment of the Exercise Price, SAR Base Price, or taxes relating to an Award, shall constitute shares of Common Stock not issued to the Participant and shall be returned to the Plan Share Reserve and again be available for grant under the Plan; provided, however, that such shares shall not become available for issuance hereunder if either: (i) the applicable shares are withheld or surrendered following the termination of the Plan; or (ii) at the time the applicable shares are withheld or surrendered, it would constitute a material revision of the Plan subject to stockholder approval under any then-applicable rules of the national securities exchange on which the Common Stock is listed.
(d)Source of Shares. Shares of Common Stock issued by the Company in settlement of Awards may be authorized and unissued shares, shares of Common Stock held in the treasury of the Company, shares of Common Stock purchased on the open market or by private purchase or a combination of the foregoing.
(e)Substitute Awards. Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Plan Share Reserve; provided, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code shall be counted against the aggregate number of shares of Common Stock available for Awards of Incentive Stock Options under the Plan. Subject to applicable stock exchange requirements, available shares under a stockholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock available for issuance under the Plan.
Section 7.Options.
(a)General. Each Option granted under the Plan shall be evidenced by an Award Agreement, which agreement need not be the same for each Participant. Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options may be granted only to Eligible Persons who are employees of a member of the Company Group. No Option may be treated as an Incentive Stock Option unless the Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code. Any Option intended to be an Incentive Stock Option which does not qualify as an Incentive Stock Option for any reason, including by reason of grant to an Eligible Person who is not an employee or the Plan not being properly approved by the stockholders of the Company under Section 422(b)(1) of the Code, shall, to the extent of such non-qualification, be regarded, in whole or in part, as a Nonqualified Stock Option appropriately granted under the Plan.
(b)Exercise Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the exercise price (“Exercise Price”) per share of Common Stock for each Option shall not be less than one hundred percent (100%) of the Grant Date Fair Market Value of such share; provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of any member of the Company Group, the Exercise Price per share shall be no less than one hundred ten percent (110%) of the Grant Date Fair Market Value per share.
(c)Vesting and Expiration; Termination.
(i)Options shall vest and become exercisable in such manner and on such date or dates or upon such event or events as determined by the Committee, including, without limitation, satisfaction of Performance Conditions; provided, however, that notwithstanding any such vesting dates or events, the Committee may in its sole discretion accelerate the vesting of any Options at any time and for any reason.
(ii)Options shall expire upon a date determined by the Committee, not to exceed ten (10) years from the Date of Grant (the “Option Period”); provided, that if the Option Period (other than in the case of an Incentive Stock Option) would expire on a date when (A) trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”) and (B) the Fair Market Value exceeds the Exercise Price per share on such expiration date, then the Option Period shall be automatically extended until the thirtieth (30th) day following the expiration of such prohibition. Notwithstanding the foregoing, in no event shall the Option Period exceed five (5) years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns stock representing more than ten percent (10%) of the voting power of all classes of stock of any member of the Company Group.
(iii)Unless otherwise provided by the Committee, whether in an Award Agreement or otherwise, in the event of: (A) a Participant’s Termination by the Service Recipient for Cause, all outstanding Options granted to such Participant shall immediately terminate and expire; (B) a Participant’s Termination due to death or

Disability, each outstanding unvested Option granted to such Participant shall immediately terminate and expire, and each outstanding vested Option shall remain exercisable for one (1) year thereafter (but in no event beyond the expiration of the Option Period); and (C) a Participant’s Termination for any other reason, each outstanding unvested Option granted to such Participant shall immediately terminate and expire, and each outstanding vested Option shall remain exercisable for ninety (90) days thereafter (but in no event beyond the expiration of the Option Period).
(d)Method of Exercise and Form of Payment. No shares of Common Stock shall be issued pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any federal, state, local, and non-U.S. income, employment, and any other applicable taxes that are required to be withheld under Applicable Law, as determined in accordance with Section 12(d) hereof. Options which have become exercisable may be exercised by delivery of written or electronic notice (or telephonic instructions to the extent provided by the Committee) of exercise to the Company (or any third-party administrator, as applicable) in accordance with the terms of the Option and any other exercise procedure established by the Committee, accompanied by payment of the Exercise Price. Unless otherwise provided by the Committee, whether in an Award Agreement or otherwise, the Exercise Price shall be payable: (i) in cash, check, cash equivalent, and/or shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual issuance of such shares to the Company); provided, that such shares of Common Stock are not subject to any pledge or other security interest and have been held by the Participant for at least six (6) months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles (“GAAP”)) or (ii) by such other method as the Committee may permit, in its sole discretion, including, without limitation (A) in other property having a fair market value on the date of exercise equal to the Exercise Price; (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered (including telephonically to the extent permitted by the Committee) a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise issuable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price; or (C) a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise issuable in respect of an Option that are needed to pay the Exercise Price and any federal, state, local, and non-U.S. income, employment, and any other applicable taxes that are required to be withheld under Applicable Law, as determined in accordance with Section 12(d) hereof. Unless otherwise determined by the Committee, any fractional shares of Common Stock shall be settled in cash.
(e)Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date the Participant makes a disqualifying disposition of any shares of Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such shares of Common Stock before the later of (i) the date that is two (2) years after the Date of Grant of the Incentive Stock Option or (ii) the date that is one (1) year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession, as agent for the applicable Participant, of any shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such shares of Common Stock.
(f)Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner which the Committee determines would violate the Sarbanes-Oxley Act of 2002, as it may be amended from time to time, or any other Applicable Law.
Section 8.Restricted Stock and Restricted Stock Units.
(a)General. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement. Each Restricted Stock and Restricted Stock Unit so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.
(b)Stock Certificates and Book-Entry; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued or shall cause share(s) of Common Stock to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than issued to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. Subject to the restrictions set forth in this Section 8, Section 12(b) of the Plan and the applicable Award Agreement, a Participant generally shall have the rights and privileges of a stockholder as to shares of Restricted Stock, including, without limitation, the right to vote such Restricted Stock. To the extent shares of Restricted Stock are forfeited, any stock certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company. A Participant shall have no rights or privileges as a stockholder as to Restricted Stock Units.
(c)Vesting; Termination.
(i)Restricted Stock and Restricted Stock Units shall vest, and any applicable Restricted Period shall lapse, in such manner and on such date or dates or upon such event or events as determined by the Committee, including, without limitation, satisfaction of Performance Conditions; provided, however, that, notwithstanding any such dates or events, the Committee may, in its sole discretion, accelerate the vesting of any Restricted Stock or Restricted Stock Unit or the lapsing of any applicable Restricted Period at any time and for any reason.
(ii)Unless otherwise provided by the Committee, whether in an Award Agreement or otherwise, in the event of a Participant’s Termination for any reason prior to the time that such Participant’s Restricted Stock or Restricted Stock Units, as applicable, have vested, (A) all vesting with respect to such Participant’s Restricted Stock or Restricted Stock Units, as applicable, shall cease and (B) unvested shares of Restricted Stock and unvested Restricted Stock Units, as applicable, shall be forfeited to the Company by the Participant for no consideration as of the date of such Termination.
(d)Issuance of Restricted Stock and Settlement of Restricted Stock Units.
(i)Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall issue to the Participant, or the Participant’s beneficiary, without charge, the stock certificate (or, if applicable, a notice evidencing a book-entry notation) evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share).
(ii)Unless otherwise provided by the Committee in an Award Agreement or otherwise, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall issue to the Participant or the Participant’s beneficiary, without charge, one (1) share of Common Stock (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to (A) pay cash or part cash and part shares of Common Stock in lieu of issuing only shares of Common Stock in respect of such Restricted Stock Units or (B) defer the issuance of shares of Common Stock (or cash or part cash and part shares of Common Stock, as the case may be) beyond the expiration of the Restricted Period if such extension would not cause adverse tax consequences under Section 409A of the Code. If a cash payment is made in lieu of issuing shares of Common Stock in respect of such Restricted Stock Units, the amount of such payment shall be equal to the Fair Market Value per share of the Common Stock as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units.
(e)Legends on Restricted Stock. Each certificate, if any, or book entry representing Restricted Stock awarded under the Plan, if any, shall bear a legend or book entry notation substantially in the form of the following, in addition to any other information the Company deems appropriate, until the lapse of all restrictions with respect to such shares of Common Stock:

TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE WELLA COMPANY 2026 OMNIBUS INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT BETWEEN THE WELLA COMPANY AND THE PARTICIPANT. A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE WELLA COMPANY.
Section 9.Other Equity-Based Awards. The Committee may grant Other Equity-Based Awards under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts and dependent on such conditions as the Committee shall from time to time in its sole discretion determine, including, without limitation, satisfaction of Performance Conditions. Each Other Equity-Based Award granted under the Plan shall be evidenced by an Award Agreement and shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.
Section 10.Changes in Capital Structure and Similar Events. Notwithstanding any other provision in the Plan to the contrary, the following provisions shall apply to all Awards granted hereunder:
(a)General. In the event of (i) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase, or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event that affects the shares of Common Stock (including a Change in Control) or (ii) unusual or nonrecurring events affecting the Company, including changes in applicable rules, rulings, regulations, or other requirements, that the Committee determines, in its sole discretion, could result in substantial dilution or enlargement of the rights intended to be granted to, or available for, Participants (any event in clause (i) or (ii), an “Adjustment Event”), the Committee shall, in respect of any such Adjustment Event, make such proportionate substitution or adjustment, if any, as it deems equitable, to any or all of (A) the Plan Share Reserve, or any other limit applicable under the Plan with respect to the number of Awards which may be granted hereunder; (B) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) which may be issued in respect of Awards or with respect to which Awards may be granted under the Plan or any Sub-Plan; and (C) the terms of any outstanding Award, including, without limitation, (I) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate; (II) the Exercise Price or SAR Base Price with respect to any Option or SAR, as applicable, or any amount payable as a condition of issuance of shares of Common Stock (in the case of any other Award); or (III) any applicable performance measures; provided, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring.
(b)Change in Control. Without limiting the foregoing, in connection with any Adjustment Event that is a Change in Control, the Committee may, in its sole discretion, provide for any one or more of the following:
(i)substitution or assumption of, acceleration of the vesting of, exercisability of, or lapse of restrictions on, any one or more outstanding Awards and
(ii)cancellation of any one or more outstanding Awards and payment to the holders of such Awards that are vested as of such cancellation (including, without limitation, any Awards that would vest as a result of the occurrence of such event but for such cancellation or for which vesting is accelerated by the Committee in connection with such event pursuant to clause (i) above), the value of such Awards, if any, as determined by the Committee (which value, if applicable, may be based upon the price per share of Common Stock received or to be received by other stockholders of the Company in such event), including, without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option or SAR over the aggregate Exercise Price or SAR Base Price of such Option or SAR (it being understood that, in such event, any Option or SAR having a per share Exercise Price or SAR Base Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor).
For purposes of clause (i) above, an award will be considered granted in substitution of an Award if it has an equivalent value (as determined consistent with clause (ii) above) with the original Award, whether designated in securities of the acquiror in such Change in Control transaction (or an Affiliate thereof), or in cash or other property (including in the same consideration that other stockholders of the Company receive in connection with such Change in Control transaction), and retains the vesting schedule applicable to the original Award.
Payments to holders pursuant to clause (ii) above shall be made in cash or, in the sole discretion of the Committee, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of shares of Common Stock covered by the Award at such time (less any applicable Exercise Price or SAR Base Price).
(c)Other Requirements. Prior to any payment or adjustment contemplated under this Section 10, the Committee may require a Participant to (i) represent and warrant as to the unencumbered title to the Participant’s Awards; (ii) bear such Participant’s pro rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Common Stock, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code; and (iii) deliver customary transfer documentation as reasonably determined by the Committee.
(d)Fractional Shares. Unless otherwise determined by the Committee, any adjustment provided under this Section 10 may provide for the elimination of any fractional share that might otherwise become subject to an Award.
(e)Binding Effect. Any adjustment, substitution, determination of value or other action taken by the Committee under this Section 10 shall be conclusive and binding for all purposes.
Section 11.Amendments and Termination.
(a)Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuance, or termination shall be made without stockholder approval if (i) such approval is required under Applicable Law; (ii) it would materially increase the number of securities which may be issued under the Plan (except for increases pursuant to Section 6 or Section 10 of the Plan); or (iii) it would materially modify the requirements for participation in the Plan; provided, further, that any such amendment, alteration, suspension, discontinuance, or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary. Notwithstanding the foregoing, no amendment shall be made to Section 11(c) of the Plan without stockholder approval.
(b)Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of the Plan and any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel, or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively (including after a Participant’s Termination); provided, that, other than pursuant to Section 10 of the Plan, any such waiver, amendment, alteration, suspension, discontinuance, cancellation, or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant.
(c)No Repricing. Notwithstanding anything in the Plan to the contrary, without stockholder approval, except as otherwise permitted under Section 10 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the SAR Base Price of any SAR; (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR (with a lower Exercise Price or SAR Base Price, as the case may be) or other Award or cash payment that is greater than the intrinsic value (if any) of the cancelled Option or SAR; and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted.

Section 12.General.
(a)Award Agreements. Each Award under the Plan shall be evidenced by an Award Agreement, which shall be delivered to the Participant to whom such Award was granted and shall specify the terms and conditions of the Award and any rules applicable thereto, including, without limitation, the effect on such Award of the death, Disability, or Termination of a Participant, or of such other events as may be determined by the Committee. For purposes of the Plan, an Award Agreement may be in any such form (written or electronic) as determined by the Committee (including, without limitation, a Board or Committee resolution, an employment agreement, a notice, a certificate or a letter) evidencing the Award. The Committee need not require an Award Agreement to be signed by the Participant or a duly authorized representative of the Company.
(b)Nontransferability.
(i)Each Award shall be exercisable only by such Participant to whom such Award was granted during the Participant’s lifetime, or, if permissible under Applicable Law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by a Participant (unless such transfer is specifically required pursuant to a domestic relations order or by Applicable Law) other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer, or encumbrance shall be void and unenforceable against any member of the Company Group; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer, or encumbrance.
(ii)Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of the Plan, to any person, trust, foundation, or other entity who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statement promulgated by the Securities and Exchange Commission (an “Immediate Family Member”); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.
(iii)The terms of any Award transferred in accordance with clause (ii) above shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (C) neither the Committee nor the Company shall be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of a Participant’s Termination under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.
(c)Dividends and Dividend Equivalents.
(i)The Committee may, in its sole discretion, provide a Participant as part of an Award with dividends, dividend equivalents, or similar payments in respect of Awards, payable in cash, shares of Common Stock, other securities, other Awards, or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole discretion, including, without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award, or reinvestment in additional shares of Common Stock, Restricted Stock or other Awards.
(ii)Without limiting the foregoing, unless otherwise provided in the Award Agreement, any dividend otherwise payable in respect of any share of Restricted Stock that remains subject to vesting conditions at the time of payment of such dividend shall be retained by the Company and remain subject to the same vesting conditions as the share of Restricted Stock to which the dividend relates and shall be delivered (without interest) to the Participant within fifteen (15) days following the date on which such restrictions on such Restricted Stock lapse (and the right to any such accumulated dividends shall be forfeited upon the forfeiture of the Restricted Stock to which such dividends relate).
(iii)To the extent provided in an Award Agreement, the holder of outstanding Restricted Stock Units shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on shares of Common Stock) either in cash or, in the sole discretion of the Committee, in additional Restricted Stock Units, with the underlying shares of Common Stock having a Fair Market Value equal to the amount of such dividends (and interest may, in the sole discretion of the Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Committee), which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time as the underlying Restricted Stock Units are settled following the date on which the Restricted Period lapses with respect to such Restricted Stock Units, and if such Restricted Stock Units are forfeited, the Participant shall have no right to such dividend equivalent payments (or interest thereon, if applicable).

(d)Tax Withholding.
(i)A Participant shall be required to pay to the Company or one or more of its Subsidiaries, as applicable, an amount in cash (by check or wire transfer) equal to the aggregate amount of any income, employment, and/or other applicable taxes that are required to be withheld under Applicable Law in respect of an Award. Alternatively, the Company or any of its Subsidiaries may elect, in its sole discretion, to satisfy this requirement by withholding such amount from any cash compensation or other cash amounts owing to a Participant.
(ii)Without limiting the foregoing, the Committee may (but is not obligated to), in its sole discretion, permit or require a Participant to satisfy, all or any portion of the minimum income, employment, and/or other applicable taxes that are required to be withheld under Applicable Law with respect to an Award by (A) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest) that have been both held by the Participant and vested for at least six (6) months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment under applicable accounting standards) having an aggregate Fair Market Value equal to such minimum statutorily required withholding liability (or portion thereof) or (B) having the Company withhold from the shares of Common Stock otherwise issuable or deliverable to, or that would otherwise be retained by, the Participant upon the grant, exercise, vesting, or settlement of the Award, as applicable, a number of shares of Common Stock with an aggregate Fair Market Value equal to an amount, subject to clause (iii) below, not in excess of such minimum statutorily required withholding liability (or portion thereof).
(iii)The Committee, subject to its having considered the applicable accounting impact of any such determination, has full discretion to allow Participants to satisfy, in whole or in part, any additional income, employment, and/or other applicable taxes payable by them with respect to an Award by electing to have the Company withhold from the shares of Common Stock otherwise issuable or deliverable to, or that would otherwise be retained by, a Participant upon the grant, exercise, vesting, or settlement of the Award, as applicable, shares of Common Stock having an aggregate Fair Market Value that is greater than the applicable minimum required statutory withholding liability (but such withholding may in no event be in excess of the maximum statutory withholding amount(s) in a Participant’s relevant tax jurisdictions).
(e)Data Protection. The Company and its Affiliates will process personal data relating to each Participant and each Participant’s participation in the Plan as necessary to administer the Plan and to perform their obligations and exercise their rights under the Plan, including, but not limited to, data about participation in the Plan, shares offered, received, purchased or sold under the Plan from time to time, grant dates and related financial and administrative data. This processing will be carried out in accordance with applicable data protection law and the privacy notice provided to the Participant, which sets out the legal bases, recipients, international transfers and the Participant’s rights. Participation in the Plan does not depend on the Participant’s consent to this processing.
(f)No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of any member of the Company Group, or other Person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Service Recipient or any other member of the Company Group, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Service Recipient or any other member of the Company Group may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award Agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award Agreement, except to the extent of any provision to the contrary in any written employment contract or other agreement between the Service Recipient and/or any member of the Company Group and the Participant, whether any such agreement is executed before, on or after the Date of Grant.
(g)International Participants. With respect to Participants who reside or work outside of the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan and create or amend Sub-Plans or amend outstanding Awards with respect to such Participants in order to permit or facilitate participation in the Plan by such Participants, conform such terms with the requirements of Applicable Law, or to obtain more favorable tax or other treatment for a Participant or any member of the Company Group.
(h)Designation and Change of Beneficiary. To the extent permitted under Applicable Law and by the Company, each Participant may file with the Committee a written designation of one or more Persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon the Participant’s death. A Participant may, from time to time, revoke or change the Participant’s beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, change, or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, or in the event the Company determines that any such designation does not comply with Applicable Law, the beneficiary shall be deemed to be the Participant’s estate.

(i)Termination. Except as otherwise provided in an Award Agreement, unless determined otherwise by the Committee at any point following such event, for purposes of the Plan: (i) a temporary absence from employment or service due to illness, vacation, or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National Guard unit) shall not be considered a Termination, (ii) a transfer from employment or service with one Service Recipient to employment or service with another Service Recipient (or vice versa) shall not be considered a Termination and (iii) if a Participant undergoes a Termination, but such Participant continues to provide services to the Company Group in a non-employee capacity, such change in status shall not be considered a Termination. Further, unless otherwise determined by the Committee, in the event that any Service Recipient ceases to be a member of the Company Group (by reason of sale, divestiture, spin-off, or other similar transaction), unless a Participant’s employment or service is transferred to another entity that would constitute a Service Recipient immediately following such transaction, such Participant shall be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction.
(j)No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award Agreement, no Person shall be entitled to the privileges of ownership in respect of shares of Common Stock which are subject to Awards hereunder until such shares have been issued or delivered to such Person.
(k)Government and Other Regulations.
(i)The obligation of the Company to settle Awards in shares of Common Stock or other consideration shall be subject to all Applicable Law. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission (or as otherwise permitted under Applicable Law) or unless the Company has received an opinion of counsel (if the Company has requested such an opinion), satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of any member of the Company Group issued under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement and Applicable Law, and, without limiting the generality of Section 8 of the Plan, the Committee may cause a legend or legends to be put on certificates representing shares of Common Stock or other securities of any member of the Company Group issued under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of any member of the Company Group issued under the Plan in book-entry form to be held subject to the

Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add, at any time, any additional terms or provisions to any Award granted under the Plan that the Committee, in its sole discretion, deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.
(ii)The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company and/or the Participant’s sale of Common Stock to the public markets, illegal, impracticable, or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, (A) in the case of Options, SARs, or other Awards subject to exercise, pay to the Participant an amount equal to the excess of (I) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or issued, as applicable) over (II) the aggregate Exercise Price or SAR Base Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of issuance of shares of Common Stock (in the case of any other Award subject to exercise) or (B) in the case of Restricted Stock, Restricted Stock Units, or Other Equity-Based Awards, provide the Participant with a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Restricted Stock, Restricted Stock Units or Other Equity-Based Awards, or the underlying shares in respect thereof. Any applicable amounts shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.
(l)No Section 83(b) Elections Without Consent of Company. No election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee in writing prior to the making of such election. If a Participant, in connection with the acquisition of shares of Common Stock under the Plan or otherwise, is expressly permitted to make such election and the Participant makes the election, the Participant shall notify the Company of such election within ten (10) days after filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.
(m)Payments to Persons Other Than Participants. If the Committee shall find that any Person to whom any amount is payable under the Plan is unable to care for the Participant’s affairs because of illness or accident, or is a minor, or has died, then any payment due to such Person or the Participant’s estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to the

Participant’s spouse, child, relative, an institution maintaining or having custody of such Person, and/or any other Person deemed by the Committee to be a proper recipient on behalf of such Person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.
(n)Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of equity-based awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.
(o)No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between any member of the Company Group, on the one hand, and a Participant or other Person, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be obligated to maintain separate bank accounts, books, records, or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other service providers under general law.
(p)Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of any member of the Company Group and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself or herself.
(q)Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance, or other benefit plan of the Company except as otherwise specifically provided in such other plan or as required by Applicable Law.
(r)Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof. EACH PARTICIPANT WHO ACCEPTS AN AWARD IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION, OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH PARTICIPANT IN RESPECT OF THE PARTICIPANT’S RIGHTS OR OBLIGATIONS UNDER THE PLAN OR ANY APPLICABLE AWARD AGREEMENT.

(s)Severability. If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the Applicable Laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person, or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
(t)Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation, or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.
(u)Section 409A of the Code.
(i)Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with the Plan (including any taxes and penalties under Section 409A of the Code), and neither the Service Recipient nor any other member of the Company Group shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as separate payments.
(ii)Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code and which would otherwise be payable upon the Participant’s “separation from service” (as defined in Section 409A of the Code) shall be made to such Participant prior to the date that is six (6) months after the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death. Following any applicable six (6) month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.
(iii)Unless otherwise provided by the Committee in an Award Agreement or otherwise, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code)

would be accelerated upon the occurrence of (A) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “Disability” pursuant to Section 409A of the Code.
(iv)This Section 12(u) shall only apply with respect to Participants to whom Section 409A of the Code is applicable.
(v)Clawback/Repayment. All Awards shall be subject to reduction, cancellation, forfeiture, or recoupment to the extent necessary to comply with (i) any clawback, forfeiture, or other similar policy adopted by the Board or the Committee and as in effect from time to time and (ii) Applicable Law, including, without limitation, any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or Rule 10D-1 of the Exchange Act. Further, unless otherwise determined by the Committee, to the extent that the Participant receives any amount in excess of the amount that the Participant should otherwise have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations, or other administrative error), the Participant shall be required to repay any such excess amount to the Company.
(w)Detrimental Activity. Notwithstanding anything to the contrary contained herein, if a Participant has engaged in any Detrimental Activity, as determined by the Committee, the Committee may, in its sole discretion, provide for one or more of the following:
(i)cancellation of any or all of such Participant’s outstanding Awards or
(ii)forfeiture by the Participant of any gain realized in respect of Awards, and repayment of any such gain promptly to the Company.
(x)Right of Offset. The Company will have the right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile, or other employee programs) that the Participant then owes to any member of the Company Group and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, if an Award is “deferred compensation” subject to Section 409A of the Code, the Committee will have no right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement if such offset could subject the Participant to the additional tax imposed under Section 409A of the Code in respect of an outstanding Award.

(y)Expenses; Titles and Headings. The expenses of administering the Plan shall be borne by the Company Group. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
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